EXHIBIT 5

[LETTERHEAD OF KILPATRICK STOCKTON LLP]

Suite 2800 1100 Peachtree St. Atlanta GA 30309-4530 t 404 815 6500 f 404 815 6555 www.KilpatrickStockton.com

July 7, 2003

MPS Group
One Independent Drive
Jacksonville, FL 32202

            Re:       Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to MPS Group, Inc., a Florida corporation (the “Company”), in connection with Company’s Registration Statement on Form S-3 (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) on July 7, 2003, with respect to the registration under the Securities Act of 1933, as amended, of the sale of 1,141,267 shares of the Company’s Common Stock, $0.01 par value per share (the “Shares”) to be offered and sold from time to time as described in the prospectus included in the Registration Statement by the selling shareholders named therein (the “Selling Shareholders”).  All of the Shares have been authorized and previously issued pursuant to that certain Stock Purchase Agreement, dated as of July 1, 2002, among the Company, Elite Medical, Inc. (“Elite”), and all of the shareholders of Elite (the “Purchase Agreement”).  We are furnishing this opinion letter pursuant to Item 16 of Form S-3 and Item 601(b)(5) of the Commission’s Regulation S-K.

We have examined the Amended and Restated Articles of Incorporation of the Company, the Amended and Restated Bylaws of the Company, records of proceedings of the Board of Directors, the Purchase Agreement and other agreements and documents that we deemed to be relevant to this opinion letter and the Registration Statement.  We also have made such further legal and factual examinations and investigations as we deemed necessary for purposes of expressing the opinion set forth herein.

As to certain factual matters relevant to this opinion letter, we have relied conclusively upon the representations and warranties made in the Purchase Agreement and originals or copies, certified or otherwise identified to our satisfaction, of such records, agreements, documents and instruments, including certificates or comparable documents of officers of the Company and the Selling Stockholders or their representatives and of public officials, as we have deemed appropriate as a basis for the opinion hereinafter set forth.  Except to the extent expressly set forth herein, we have made no independent investigations with regard to matters of fact, and, accordingly, we do not express any opinion as to matters that might have been disclosed by independent verification.

Our opinion set forth below is limited to the Florida Business Corporation Act and reported judicial decisions thereunder, and we do not express any opinion herein concerning any other laws.

This opinion letter is provided to the Company for its use solely in connection with the transactions contemplated by the Registration Statement and may not be used, circulated, quoted or otherwise relied upon by any other person or for any other purpose without our express written consent, except that the Company may file a copy of this opinion letter with the Commission as an exhibit to the Registration Statement.  The only opinion rendered by us consists of those matters set forth in the sixth paragraph hereof, and no opinion may be implied or inferred beyond the opinion expressly stated.

Based upon the foregoing, it is our opinion that Shares are validly issued, fully paid for, and nonassessable.

We consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use of our name under the heading “Legal Matters” in the Prospectus constituting a part thereof.  In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

                                                                                   Yours truly,

                                                                                   KILPATRICK STOCKTON LLP

                                                                                   By:/s/Timothy Mann, Jr., a Partner
                                                                                         Timothy Mann, Jr., a Partner